Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Universal Harvester Co., Inc.

We have audited the accompanying balance sheet of Universal Harvester Co., Inc. as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. Universal Harvester Co., Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Harvester Co., Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As further discussed in Note 12 to the financial statements, on May 10, 2012 the Company sold all of its assets and all of its employees were hired by Universal Harvester by Art’s Way, Inc., a subsidiary of Art’s Way Manufacturing Co., Inc.

/s/ Eide Bailly LLP

Fargo, North Dakota

February 25, 2013

Universal Harvester Co., Inc.

Balance Sheet

December 31, 2011
Assets
Current assets:
Cash	$130,727
Accounts receivable-customers, net of allowance for doubtful accounts of $4,570	395,937
Inventories, net	937,791
Other current assets	7,498
Total current assets	1,471,953
Property, plant, and equipment, net	654,204
Total assets	$2,126,157
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term debt	$63,783
Accounts payable	171,523
Loans from shareholders	180,000
Capital lease obligations	8,224
Accrued expenses	87,240
Total current liabilities	510,770
Long-term liabilities
Line of credit	430,000
Term debt, excluding current portion	957,696
Total liabilities	1,898,466
Stockholders’ equity:
Common stock – $0.01 par value. Authorized 2,500 shares; 36 shares issued and outstanding	3,600
Treasury stock	(362,490)
Additional paid-in capital	1,836
Retained earnings	584,745
Total stockholders’ equity	227,691
Total liabilities and stockholders’ equity	$2,126,157

See accompanying Report of Independent Registered Public Accounting Firm and notes to consolidated financial statements.

Universal Harvester Co., Inc.

Statement of Operations

Year Ended December 31, 2011

Twelve Months Ended

December 31, 2011
Net sales	$4,431,456
Cost of goods sold	3,364,842
Gross profit	1,066,614
Expenses:
General, administrative, and selling	440,793
Total expense	440,793
Income from operations	625,821

Other income (expense)
Interest expense	(78,993)
Total other income (expense)	(78,993)
Net income	$546,828

Net income per share:
Basic net income per share	$15,190
Diluted net income per share	$15,190
Weighted average outstanding shares used to compute basic net income per share	36
Weighted average outstanding shares used to compute diluted net income per share	36

See accompanying Report of Independent Registered Public Accounting Firm and notes to consolidated financial statements.

Universal Harvester CO., INC.

Statement of Cash Flow

 Year Ended December 31, 2011

2011
Cash flows from operations:
Net income	$546,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	74,256
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(201,109)
Inventories	(7,822)
Other current assets	6,815
Increase (decrease) in:
Accounts payable	115,058
Accrued expenses	(20,164)
Net cash provided by operating activities	513,862
Cash flows from investing activities:
Purchases of property, plant, and equipment	(21,127)
Net cash (used in) investing activities	(21,127)
Cash flows from financing activities:
Proceeds from line of credit borrowings	600,000
Repayments of line of credit	(170,000)
Payments of notes payable to bank	(203,521)
Payments of notes payable to lender	(1,450,000)
Payments of capital leases	(8,481)
Proceeds from term debt	1,075,000
Proceeds from stock holder debt	176,000
Distributions to stock holders	(487,250)
Net cash (used in) provided by financing activities	(468,252)
Net increase (decrease) in cash	24,483
Cash at beginning of period	106,244
Cash at end of period	$130,727

Supplemental disclosures of cash flow information:
Cash paid/(received) during the period for:
Interest	$66,948
Income taxes	-

See accompanying Report of Independent Registered Public Accounting Firm and notes to consolidated financial statements.

Universal Harvester Co., Inc.

Statement of Stockholders' Equity

Year Ended December 31, 2011

	Common Stock Issued		Additional		Common Stock in Treasury
	Number of		paid-in	Retained	Treasury	Treasury
	shares	Par value	capital	earnings	Shares	Stock	Total

Balance, December 31, 2010	36	$3,600	$1,836	$525,167	307	$(362,490)	$168,113
Distributions	-	-	-	(487,250)	-	-	(487,250)
Net income	-	-	-	546,828	-	-	546,828
Balance, November 30, 2011	36	$3,600	$1,836	$584,745	307	$(362,490)	$227,691

See accompanying Report of Independent Registered Public Accounting Firm and notes to financial statements.

Universal Harvester Co., Inc.

Notes to Financial Statements

(1)	Summary of Significant Accounting Policies

(a) Nature of Business

Universal Harvester Co., Inc. is engaged in the fabrication and sale of specialized farm machinery in the agricultural sector of the United States. The primary product offering are reels for combines and swathers. The Company also provides after-market service parts that are available to keep its equipment operating to the satisfaction of the end user of the Company’s products.

On May 10, 2012, the Company’s assets were purchased by a wholly-owned subsidiary of Art’s Way Manufacturing Co, Inc. These financial statements are presented on a historical basis without any effect of the purchase transaction.

(b) Cash Concentration

The Company maintains several different accounts at one bank, and balances in these accounts are periodically in excess of federally insured limits. However, management believes risk of loss to be low.

(c) Customer Concentration

Two of the Company’s customers accounted for approximately 66.7% of revenues for the year ended December 31, 2011.

(d) Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written-off when deemed uncollectible. Recoveries of accounts receivable previously written-off are recorded when received. Accounts receivable are generally considered past due 60 days past invoice date, with the exception of international sales which primarily are sold with a letter of credit for 120 day terms.

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The Company charges interest on overdue customer account balances at a rate of 1.5% per month. Payments of trade receivables are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

(e) Inventories

Inventories are stated at the lower of cost or market, and cost is determined using the average costing method. Management monitors the carrying value of inventories using inventory control and review processes that include, but are not limited to, sales forecast review, inventory status reports, and inventory reduction programs. The Company records inventory write downs to market based on expected usage information for raw materials and historical selling trends for finished goods. Additional write downs may be necessary if the assumptions made by management do not occur.

(f) Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation of plant and equipment is provided using the straight-line method, based on the estimated useful lives of the assets which range from three to forty years.

(g) Income Taxes

Universal Harvester Co., Inc. is not subject to Federal and State Income Taxes. Universal Harvester Co. Inc. is an S Corporation which passes income directly to shareholders whom report the income directly on their personal income tax returns. The Company adopted the provision of FASB ASC Topic 740-10, Income Taxes, specifically guidance relating to uncertain tax positions. The implementation of this standard had no impact on the consolidated financial statements. As of December 31, 2011, the unrecognized tax benefit accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company is not subject to Federal tax examination by authorities for years before 2009 and state examinations for years before 2009. Therefore, no provision or liability for income taxes has been included in the financial statements.

(h) Revenue Recognition

Revenue is recognized when risk of ownership and title pass to the buyer upon the shipment of the product. All sales are made to authorized resellers and dealers whose application for dealer status has been approved and who have been informed of general sales policies. Any changes in Company terms are documented in the most recently published price lists. Pricing is fixed and determinable according to the Company’s published equipment and parts price lists. Title to all equipment and parts sold shall pass to the buyer upon delivery to the carrier and is not subject to a customer acceptance provision. Proof of the passing of title is documented by the signing of the delivery receipt by a representative of the carrier. Post shipment obligations are limited to any claim with respect to the condition of the equipment or parts. Applicable sales taxes imposed on our revenues are presented on a net basis on the consolidated statements of operations and therefore do not impact net revenues or cost of goods sold. A provision for warranty expenses, based on sales volume, is included in the financial statements. The Company’s return policy allows for new and saleable parts to be returned, subject to inspection and a restocking charge which is included in net sales. Whole goods are not returnable. Shipping costs charged to customers are included in net sales. Freight costs incurred are included in cost of goods sold.

(i) Research and Development

Research and development costs are expensed when incurred. The Company did not incur any research and development costs during the year ended December 31, 2011.

(j) Advertising

Advertising costs are expensed when incurred. Such costs approximated $3,916 for the year ended December 31, 2011.

(k) Income per Share

Basic net income per common share has been computed on the basis of the weighted average number of common shares outstanding. Diluted net income per share has been computed on the basis of the weighted average number of common shares outstanding plus equivalent shares assuming exercise of stock options.

There are no reconciliation items between basic and dilutive shares.

(l) Use of Estimates

Management of the Company has made a number of estimates and assumptions related to the reported amount of assets and liabilities, reported amount of revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. These estimates include the valuation of the Company’s accounts receivable and inventories. Actual results could differ from those estimates.

(2)	Allowance for Doubtful Accounts

A summary of the Company’s activity in the allowance for doubtful accounts is as follows:

2011
Balance, beginning	$476
Provision charged to expense	5,608
Less amounts charged-off	(1,514)
Balance, ending	$4,570

(3)	Inventories

Major classes of inventory are:

2011
Raw materials	$998,848
Work in process	-
Finished goods	-
$998,848
Less: Reserves	(61,057)
$937,791

(4)	Property, Plant, and Equipment

Major classes of property, plant, and equipment are:

2011
Land	$35,000
Buildings and improvements	783,858
Manufacturing machinery and equipment	591,799
Trucks and automobiles	9,800
Furniture and fixtures	40,493
1,460,950
Less accumulated depreciation	(806,746)
Property, plant and equipment	$654,204

Depreciation expense totaled $74,256 for the fiscal year ended December 31, 2011.

(5)	Accrued Expenses

Major components of accrued expenses are:

2011
Accrued Propery Taxes	$31,926
Accrued Warranty Costs	22,143
Salaries, wages, and related costs	25,300
Other	7,870
$87,239

(6)	Product Warranty

The Company offers warranties of various lengths to its customers depending on the specific product and terms of the customer purchase agreement. The average length of the warranty period is 1 year from date of purchase. The Company’s warranties require it to repair or replace defective products during the warranty period at no cost to the customer. The Company records a liability for estimated costs that may be incurred under its warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. Although historical warranty costs have been within expectations, there can be no assurance that future warranty costs will not exceed historical amounts.

Changes in the Company’s product warranty liability for the years ended December 31, 2011 is as follows:

2011
Balance, beginning	$24,313
Settlements made in cash or in-kind	16,783
Warranties issued	(18,953)
Balance, ending	$22,143

(7)	Loan and Credit Agreements

The Company has a $725,000 revolving line of credit with US Bank (the “Line of Credit”) which is scheduled to mature on January 31, 2014.  Effective January 31, 2011, the Company executed the Line of Credit with US Bank.  The Line of Credit is renewable with advances funding the Company’s working capital and letter of credit needs.  The interest rate is .25% plus US Bank’s prime interest rate, adjusted daily, with a minimum rate of 4.00%.  As of December 31, 2011, the interest rate was the minimum of 4.0%. Monthly interest-only payments are required and the unpaid principal is due on the maturity date.  As of December 31, 2011 the Company had borrowed $430,000 against the Line of Credit.  The available amounts remaining on the Line of Credit was $295,000 on December 31, 2011.  The borrowing base limits advances to the lessor of the “Reducing loan amounts” as provided below or the current Borrowing Base. The Borrowing Base limits advances to 80% of the face amount of accounts receivable less than 60 days and 50% of borrowers cost of inventory. The Company’s obligations under the Line of Credit are evidenced by a Revolving Credit Agreement (Agreement) effective January 31, 2011 and certain other ancillary documents.

Line of Credit Reducing Loan Amounts
Amount	Dates
$725,000	January 31, 2011 thru January 24, 2012
$625,000	January 25, 2012 thru January 24, 2013
$525,000	January 25, 2014 thru January 24, 2014
$425,000	January 25, 2014 thru January 31, 2014

On January 31, 2011, the Company obtained a term loan from US Bank in the amount of $876,000 (the “Term Loan 1”). The loan had an outstanding principal balance of $856,000 as of December 31, 2011. This note matures on January 10, 2016 and bears fixed interest at 5.36%. Monthly principal and interest payments in the amount of $6,003 are required, with final payment of principal and accrued interest in the amount of $745,672 due on January 10, 2016. This note is collateralized by the building and real estate as defined by the loan agreements and personal guaranties by the shareholders.

On January 5, 2011, the Company obtained a term loan from US Bank in the amount of $199,000 (the “Term Loan A”). The loan had an outstanding principal balance of $166,000 as of December 31, 2011. This note matures on December 25, 2015 and bears fixed interest at 4.55%. Monthly principal and interest payments in the amount of $3,717 are required, with final payment of principal and accrued interest in the amount of $7,289 due on December 25, 2015. This note is collateralized by inventory, equipment, and other tangible and intangible assets. The Company’s obligations under the term loan are evidenced by a Business Security Agreement effective January 31, 2011 and certain other ancillary documents.

The Line of Credit, Term Loan 1, and Term Loan A were obtained to pay off principal and interest amounts for outstanding loans to Ames Community Bank of $150,000 and W.R. Tout Trust of $1,450,000.

Each of the Company’s loans from US Bank are governed by an agreement which requires the Company to comply with certain financial and reporting covenants. The Company must provide internally prepared quarterly and annual financial statements, tax returns, and agings of accounts receivable. The Company must also maintain a Cash Flow Coverage Ratio of 1.5 to 1 at the end of each calendar month.

If the Company (as guarantors) commits an event of default under the any Loan Agreement and fails or is unable to cure that default, the interest rates would increase by 5.0%.

As of December 31, 2011 the Company had loans from shareholders totaling $180,000 (the “Shareholder Loans”). The total balance of shareholder loans totaled $180,000 and are payable to each shareholder during the 2012 fiscal year and each loan bears a fixed interest rate of 6%.

A summary of the Company’s term debt is as follows:

December 31, 2011
Us Bank Loan Payable in monthly installments of $6,003 including interest at 5.36%, due January 10, 2016	$855,868

Us Bank Loan Payable in monthly installments of $3,717 including interest at 4.55%, due December 25, 2015	165,610

Ardis Heidebrink Shareholder Loan Payable $90,000 including interest at 6%, due December 31, 2012	90,000

Francis Murray Buchheit Shareholder Loan Payable of $90,000 including interest at 6%, due December 31, 2012	90,000

Total term debt	1,201,478
Current Portion	(63,783)
Current Portion Loan to Shareholder	(180,000)
Term debt, excluding current portion	$957,695

A summary of the minimum maturities of term debt follows for the years ending December 31:

Year:	Amount
2012	$243,783
2013	67,165
2014	70,568
2015	77,716
2016 and thereafter	742,246
$1,201,478

(8)	Employee Benefit Plans

The Company sponsors a defined contribution 401(k) savings plan which covers substantially all full-time employees who meet eligibility requirements. Participating employees may contribute as salary reductions any amount of their compensation up to the limit prescribed by the Internal Revenue Code. The Company contributed a fixed dollar amount of $8,000 for all employees during the year ended December 31, 2011. The fixed amount was allocated to each employee based on wages earned and tenure with the company. The allocation was completed so that the Company was in compliance with applicable governing benefit regulations.

(9)	Disclosures About the Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2011 the carrying amount approximates fair value for cash, accounts receivable, accounts payable, notes payable to bank, and other current liabilities. The carrying amounts approximate fair value because of the short maturity of these instruments. The fair value of the Company’s installment term loans payable also approximate recorded value because the interest rates charged under the loan terms are not substantially different than current interest rates.

(10)	Litigation and Contingencies

The company does not have any pending legal actions or claims against the Company.

(11)	Related Party Transactions

The financial statements of Universal Harvester, Inc. include loans made by the following shareholders to the company: Ardis Heidebrink $90,000 and Francis Murray Buchheit $90,000. These loans bear interest at a rate of 6% annually and are due and payable on December 31, 2012.

(12)	Subsequent Events

On May 10, 2012, the company sold all of its assets and all of its employees were hired by Universal Harvester by Art’s Way, Inc., a subsidiary of Art’s Way Manufacturing Co., Inc.